EXHIBIT 10.3

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into and effective as of April 22, 2014, by and among Evotech Capital S.A., a privately-held company organized under the laws of the British Virgin Islands (the “Buyer”); and E.R.C. Energy Recovery Corporation, a Delaware corporation (the “Company”), and David C. Merrell and Michael C. Brown, two individuals who together hold the majority share and voting interest in the Company but who are acting solely in their capacity as officers and directors of the Company (the “Company Principal Shareholders”), each of the foregoing a “Party” and collectively the “Parties,” upon the following premises:

Premises

WHEREAS, the Company Principal Shareholders own an aggregate of 200,100 shares of common stock out of a total of 368,200 shares issued and outstanding of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which is equivalent to 54.35% of the issued and outstanding shares of the Company as well as 54.35% of the voting interest in the Company;

WHEREAS, the Buyer is a privately-held company;

WHEREAS, the Buyer desires to acquire from the Company 1,000,000 shares of the Company’s Common Stock through an original issuance by the Company (“Purchased Shares”) in exchange for the consideration (the “Consideration”) described in full in Appendix I to this Agreement (the “Acquisition Offer” or the “Acquisition”), so that the Buyer will become the majority owner of the Company and the Company will become a majority-owned subsidiary of the Buyer; and

WHEREAS, the Acquisition is intended to be a tax-free exchange under Sections 351(a) and 368(c) of the United States Internal Revenue Code, though such treatment is not a condition of the Closing (as defined below).

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

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ARTICLE I

  REPRESENTATIONS, COVENANTS AND WARRANTIES OF

THE BUYER

As an inducement to and to obtain the reliance of the Company and the Company Principal Shareholders, except as set forth on the Buyer Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), the Buyer represents and warrants as follows:

Section 1.01 Organization; Qualification; No Conflicts; Approval; and Binding Agreement. The Buyer is a privately-held company in good standing under the laws of the jurisdiction in which it is organized. The Buyer has the administrative and organizational power and is duly authorized, qualified, under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualifications to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Buyer’s Articles of Incorporation (or similar organizational documents or otherwise) or Bylaws (or similar organizational operating documents or otherwise). the Buyer has taken and shall take all actions required by all applicable law, its Articles of Incorporation (or similar organizational documents or otherwise), or otherwise to authorize the execution and delivery of this Agreement and to consummate the transactions herein contemplated; and this Agreement constitutes the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

Section 1.02 Investment and other Representations. The Buyer further represents and warrants to the Company and the Principal Company Shareholders as follows:

(a) Purchase Entirely for Own Account. The Buyer is acquiring the Purchased Shares for investment for its own account and not with a view to the resale or distribution of any part thereof, and the Buyer has no present intention of selling or otherwise distributing the Purchased Shares, except in compliance with applicable securities Laws.

(b) Restricted Securities. The Buyer understands that the Purchased Shares are characterized as “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), inasmuch as this Agreement contemplates that, if acquired by the Buyer pursuant hereto, the Purchased Shares would be acquired in a transaction not involving a public offering. The issuance of the Purchased Shares hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act, and Rule 506(b) of the Securities and Exchange Commission (the “SEC”) and Regulation S of the SEC, and the Buyer is an “accredited investor” as that term is defined in SEC Rule 501 and is not a “U.S. Person” as that term is defined in Regulation S. The Buyer further acknowledges that if the Purchased Shares are issued to such the Buyer in accordance with the provisions of this Agreement, such Purchased Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Buyer represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby, and specifically those in subparagraph (i) of Rule 144 related to the resale of securities of “shell companies,” and that the Company is presently a “shell company” as defined therein and in SEC Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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(c) Acknowledgment of Non-Registration. The Buyer understands and agrees that the Purchased Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities Laws of any state of the U.S.

(d) Status. By its execution of this Agreement, the Buyer represents and warrants that it is an “accredited investor” and a non-“U.S. Person,” and understands that the Purchased Shares are being offered and sold to the Buyer in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth in this Agreement, in order that the Company (and the Company Principal Shareholders) may determine the applicability and availability of the exemptions from registration of the Purchased Shares under the Securities Act on which the Company (and the Company Principal Shareholders) is relying.

(e) Miscellaneous Representations and Warranties. The Buyer: (1) consents to the placement of a legend on any certificate or other document evidencing the Purchased Shares substantially in the form set forth below; (ii) has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect the Buyer’s interests in connection with the transactions contemplated by this Agreement; (iii) has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Purchased Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Purchased Shares; (iv) has had access to the SEC reports and registration statements of the Company in the SEC Edgar archives (the “SEC Reports”); (v) has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that the Buyer has requested and all such public information is sufficient for the Buyer to evaluate the risks of investing in the Purchased Shares; (vi) has been afforded the opportunity to ask questions of and receive answers concerning the Company and its directors or officers and the terms and conditions of the issuance of the Purchased Shares; (vii) is not relying on any representations and warranties concerning the Company (or the Company Principal Shareholders) made by the Company or any director, officer, employee or agent of the Company, other than those contained in this Agreement or the SEC Reports; (viii) will not sell or otherwise transfer the Purchased Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available; (ix) understands and acknowledges that the Company (and the Company Principal Shareholders) is under no obligation to register the Purchased Shares for sale under the Securities Act or otherwise; (x) understands and acknowledges that the Purchased Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company (or the Company Principal Shareholders) that has been supplied to the Buyer and that any representation to the contrary is a criminal offense; (xi) acknowledges that the representations, warranties and agreements made by the Buyer herein shall survive the execution and delivery of this Agreement and the purchase of the Purchased Shares; (xii) will not transfer any of such Purchased Shares absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition the Purchased Shares without first providing the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws or as otherwise may be applicable; and (xiii) the stock certificate to represent to Purchased Shares shall be imprinted with a legend in substantially the form of the legend required in Section 3.03 below.

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Section 1.03 Lack of Omissions and Misstatements. No representation or warranty of the Buyer contained in this Agreement or any other document related thereto and no statement or disclosure made by or on behalf of the Buyer to the Company or the Company Principal Shareholders pursuant to this Agreement or any other agreement contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY AND DAVID C. MERRELL

As an inducement to, and to obtain the reliance of the Buyer, except as set forth in the Company Schedules (as hereinafter defined), the Company and David C. Merrell, the Company’s President and one of the Company Principal Shareholders, represent and warrant as follows:

Section 2.01 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted and as contemplated after the Acquisition, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The Company has provided to the Buyer complete and correct copies of the Articles of Incorporation and Bylaws (or similar organizational documents) of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s Articles of Incorporation or Bylaws (or similar organizational documents). The Company has taken or shall take all action required by law, its Articles of Incorporation, its Bylaws (or similar organizational documents), or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken or shall take all action required by law, its Articles of Incorporation, Bylaws, (or similar organizational documents) or otherwise to consummate the transactions herein contemplated.

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Section 2.02 Capitalization. The Company is authorized to issue 100,000,000 shares of Common Stock plus 10 million shares of Preferred Stock, and has approximately 368,200 shares of Common Stock outstanding as of the date of this Agreement, and 0 shares of Preferred Stock outstanding. All issued and outstanding shares are legally issued, fully-paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations. The Company does not have any predecessor corporation(s) or subsidiary(ies), except as set forth in the Company’s EDGAR filings, and does not own, beneficially or of record, any shares of any other corporation, other than as set forth on Schedule 2.03 attached hereto or set forth in the Company’s EDGAR filings.

Section 2.04 Financial Statements.

(a) The Company has no liabilities with respect to the payment of any federal, provincial, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(b) To the knowledge of the Company, the books and records, financial and otherwise, of the Company are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 2.05 Information. The information concerning the Company set forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 2.05 of the Company Disclosures, the Company has fully disclosed in writing to the Buyer (through this Agreement, the Company’s EDGAR filings or the Company Schedules) all information, relating to matters involving the Company or its assets or its present or past operations or activities, which (i) indicated or may reasonably indicate, in the aggregate, the existence of a greater than Fifty Thousand Dollars ($50,000) liability, (ii) have led or may lead to a competitive disadvantage on the part of the Company, (iii) the existence of any accounts payable outstanding by the Company as of the date hereof, or (iv) either alone or in aggregation with other information covered by this Section, otherwise have led or may reasonably lead to a material adverse effect on the transactions contemplated herein or on the Company or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date (as defined below), including, but not limited to, information relating to governmental, employee, and securities matters and transactions with affiliates.

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Section 2.06 Convertible Securities; Options or Warrants. Except as set forth in the Company’s financial statements or Schedule 2.06, there are no existing convertible securities, options, warrants, calls or commitments of any character relating to the authorized and unissued stock of the Company, and further, except as otherwise set forth in any of the Company Schedules and/or described in the Company’s EDGAR filings.

Section 2.07 Absence of Certain Changes or Events. Except as disclosed in Schedule 2.07, set forth in the Company’s EDGAR filings or provided in writing to the Buyer, since the date of the Company’s December 31, 2013, balance sheet for the Company or as otherwise set forth in the Company Schedules:

(a) There has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or (ii) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company;

(b) The Company has not (i) amended its Articles of Incorporation or Bylaws (or similar organizational documents) except as required under this Agreement; (ii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any transaction or agreement other than in the ordinary course of business; or (v) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds Ten Thousand Dollars ($10,000); and

(c) The Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

Section 2.08 Title and Related Matters. Except as set forth in Section 2.08 of the Company Disclosures, the Company has good and marketable title to all of its properties, inventory, interest in properties and assets, real and personal, which are reflected in the most recent balance sheet of the Company.

Section 2.09 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, except as set forth in the Company’s EDGAR filings. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality, or any circumstance which after reasonable investigation would result in the discovery of such default.

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Section 2.10 Contracts. Except as otherwise set forth in Section 2.10 of the Company Schedules or the EDGAR filings:

(a) The Company is not a party to, and its assets, products and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b) All contracts, agreements, franchises, license agreements, and other commitments to which the Company is a party or by which its properties are bound and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) The Company is not a party to or bound by, and the properties of the Company are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of the Company.

Section 2.11 Material Contract Defaults. The Company to its knowledge is not in default in any respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of the Company and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

Section 2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets or operations are subject.

Section 2.13 Governmental Authorizations. The Company has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal, provincial and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (excluding authorizations, approvals and/or consents relating to the acquisition by the Company of the Buyer, which the Company makes no representations in connection with).

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Section 2.14 Compliance With Laws and Regulations. To the best of its knowledge, the Company has complied with all applicable statutes and regulations of any federal, provincial, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports, filings and schedules to date with federal and state securities authorities.

Section 2.15 Approval of Agreement. The Board of Directors of the Company will authorize the execution and delivery of this Agreement by the Company and approve this Agreement and the transactions contemplated hereby prior to the Closing Date.

Section 2.16 Material Transactions or Affiliations. As of the date hereof, and except as listed in the financial statements, the Company has no off-balance sheet commitments, whether written or oral, with any affiliate or vendor of the Company or any other person.

Section 2.17 Deliverables Under Section 2.17 of the Company Schedules. No later than 10 days from the Closing Date, the Company will deliver, if it has not already, to the Buyer, the following items (if any) pursuant to this Section 2.17 (“Section 2.17 Schedule Items”), which together with all other schedules required by Article II, are collectively referred to as the “Company Schedules” and which consist of separate schedules, which are dated the date of this Agreement, to be complete, true, and accurate in all material respects as of the date of this Agreement:

(a) a spreadsheet setting forth the name and address of each shareholder of the Company together with the number of shares owned by him, her or it;

(b) a schedule listing any and all federal, provincial, state and local tax identification numbers of the Company and containing complete and correct copies of all federal, provincial, state and local tax returns filed by the Company; and

(c) complete, correct and file stamped copies of the Bylaws, Articles of Incorporation or similar organizational documents of the Company in effect as of the date of this Agreement;

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Section 2.18 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding may be brought.

Section 2.19 Reporting Requirements of the Company. The Company is subject to the reporting and filing requirement of the Exchange Act, and to the best of the Company’s knowledge, it is current in its periodic reporting obligations thereunder.

Section 2.20 Liabilities. The Buyer shall pay an aggregate of $50,000 to the Company for the purpose of comprising and paying all outstanding liabilities by David C. Merrell as of the Closing Date, which sum shall be wired to the trust account of Leonard W. Burningham, Esq. for payment of such liabilities outlined in Appendix II hereto in exchange for signed Releases in the Form of Appendix III. To the extent required or necessary, any other liabilities existing at the Closing Date shall be paid or compromised by David C. Merrell and a Release in the Form of Appendix III shall be provided for any such other liabilities paid or compromised at the Closing Date. Following payment of $50,000 and the delivery of the Forms of Release by Mr. Burningham for the liabilities in Appendix II, only, and from David C. Merrell for any other liabilities, including any owed to either of the Company Principal Shareholders, the Company shall have no other liabilities or financial obligations of any kind.

ARTICLE III

PLAN OF EXCHANGE

Section 3.01 The Acquisition.

(a) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Company (and to the extent applicable only to the consideration to be received by the Company Principal Shareholders, the Company Principal Shareholders) shall accept the Acquisition Offer described herein, and the Company shall issue to the Buyer the Purchased Shares, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, except the Securities Act legend outlined herein in Section 3.03, which in the aggregate, when issued, will be fully-paid, non-assessable, and constitute approximately Seventy-Three Percent (73%) of the issued and outstanding shares of the Company.

(b) The Buyer shall accept the Acquisition Offer, and shall, on the terms and conditions set forth in this Agreement, compensate the Company and the Company Principal Shareholders according to Appendix I of this Agreement (the “Consideration”). The Consideration shall include the agreement to issue certain equity in Common Stock and warrants, subject to future anti-dilution conditions (“Anti-Dilution Shares”), as more fully described in Appendix I.

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Section 3.02 Closing. The closing (“Closing”) of the transaction contemplated by this Agreement shall occur automatically, and without any further required action from either party, upon the satisfaction of the Closing Conditions (described below) which date shall in no event be later than April __, 2014, unless such date is extended in writing by the mutual consent of all Parties (the “Closing Date”).

(a) The following “Closing Conditions” shall have occurred, or have been waived by the Company Principal Shareholders and the Buyer in writing, prior to the Closing Date:

(i) This Agreement and all transactions contemplated hereunder shall have been approved by the Board of Directors of the Company (“ERCX Board”) and any required directors or managers or otherwise of the Buyer, excluding any shareholder approval;

(ii) The Buyer shall have wired the sum of $50,000 to the trust account of Mr. Burningham for disposition in accordance with the terms hereof outlined in Section 2.20;

(iii) The Company shall issue 1,000,000 fully-paid and non-assessable shares of the Common Stock of the Company to the Buyer so as to make the Buyer the sole owner thereof;

(iii) The Company and the Company Principal Shareholders will deliver any documents described in Article II; and

(iv) The Buyer, the Company and the Company Principal Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, with the understanding that the Company Principal Shareholders’ approval of this Agreement is as Parties to the Agreement and not as shareholders of the Company.

Section 3.03 Tradability of Shares. The Anti-Dilution Shares and the Purchased Shares have not been, and will not be, registered under the Securities Act, nor registered under any state securities law, and are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The Anti-Dilution Shares and the Purchased Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act. All of such Anti-Dilution Shares and the Purchased Shares will bear the following restrictive legend or a reasonable facsimile thereof:

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“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

Section 3.04 Termination.

(a) This Agreement may be terminated by either the Buyer or the Company, the Company Principal Shareholders at any time prior to the Closing Date if:

(i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors or shareholders, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Acquisition; or

(ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the SEC) or in the judgment of such Board of Directors or shareholders, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Acquisition.

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein.

No revenue ruling or opinion of counsel will be sought as to the tax-free nature of the subject Acquisition and such tax treatment is not a condition to Closing herein; and none shall be required nor a condition of the Closing.

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ARTICLE IV

SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. The Buyer, the Company and the Company Principal Shareholders will each afford to the officers and authorized representatives of the other reasonable access to the properties, books and records of the Buyer or the Company, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as any shall desire of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Buyer or the Company, as the case may be, as the other shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each Party hereto shall cooperate fully therein. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. In order that each party may investigate as it may wish the business affairs of the other, each party shall furnish the other during such period with all of such information and copies of such documents concerning the affairs of it as the other party may reasonably request, and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the other parties all material facts affecting its financial condition, business operations and the conduct of operations.

Section 4.02 Delivery of Books and Records and Bank Accounts. At the Closing, the Company Principal Shareholders shall deliver to the Buyer copies of the corporate minute books, books of account, contracts and records, and all other books or documents including, the bank accounts of the Company now in the possession of the Company Principal Shareholders or their representatives.

Section 4.03 Third Party Consents and Certificates. The Buyer, the Company and the Company Principal Shareholders agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Actions Prior to Closing.

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the Buyer Schedules or the Company Schedules, or as permitted or contemplated by this Agreement, the Buyer and the Company, respectively (subject to paragraph (b) below), will each:

(i) carry on its business in substantially the same manner as it has heretofore;

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(ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv) use good faith efforts to perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v) use its good faith efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal, provincial and state laws and all rules, regulations, and orders imposed by federal, provincial or state governmental authorities.

(b) From and after the date of this Agreement until the Closing Date, neither the Buyer nor the Company will:

(i) make any changes in their Articles or Certificates of Incorporation or Bylaws, except as otherwise provided in this Agreement;

(ii) take any action described in Section 2.07 (except as permitted therein or as disclosed in the applicable party’s schedules);

(iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv) sell any assets or discontinue any operations, sell any shares of capital stock (other than as contemplated in this Section 4.04) or conduct any similar transactions other than in the ordinary course of business.

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Section 4.05 Indemnification.

(a) Indemnification of the Buyer. Subject to the terms and conditions of this Section 4.05(a), the Company and David C. Merrell agree to jointly and severally, indemnify, defend and hold harmless the Buyer, its respective affiliates, its respective present and former directors, officers, shareholders, employees, attorneys and agents and its respective heirs, executors, administrators, successors and assigns (the “Buyer Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any of the Buyer Indemnified Persons, arising out of or resulting from, directly or indirectly:

(i) the inaccuracy of any representation or breach of any material warranty of the Company or David C. Merrell contained in or made pursuant to this Agreement, which was not disclosed to the Buyer in writing prior to the Closing;

(ii) the breach of any material covenant or agreement of the Company or David C. Merrell contained in this Agreement; or

(iii) any claim to fees or costs for alleged services by a broker, agent, finder or other person claiming to act in a similar capacity at the request of the Buyer in connection with this Agreement;

provided, however, that the Company and David C. Merrell shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by the Buyer, of any of its obligations under this Agreement or from the Buyer’s gross negligence, fraud or willful misconduct. The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby or termination of this Agreement for a period of one (1) year only.

(b) Indemnification of the Company and the Company Principal Shareholders. Subject to the terms and conditions of this Section 4.05(b), from and after the Closing, the Buyer agrees to indemnify, defend and hold harmless the Company and the Company Principal Shareholders, their respective affiliates, their respective present and former directors, officers, shareholders, employees, attorneys and agents and their respective heirs, executors, administrators, successors and assigns (the “Company and the Company Principal Shareholders Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against the Company and the Company Principal Shareholders Indemnified Persons, arising out of or resulting from, directly or indirectly:

(i) the inaccuracy of any representation or breach of any material warranty of the Buyer contained in or made pursuant to this Agreement, which was not disclosed to the Company or the Company Principal Shareholders in writing prior to the Closing;

(ii) the breach of any material covenant or agreement of the Buyer contained in this Agreement; or

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(iii) any claim to fees or costs for alleged services rendered by a broker, agent, finder or other person claiming to act in a similar capacity at the request of the Buyer in connection with this Agreement;

provided, however, that the Buyer shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by the Company or the Company Principal Shareholders of their obligations under this Agreement or from the Company or the Company Principal Shareholders’ or any of the Company and the Company Principal Shareholders Indemnified Persons’ gross negligence, fraud or willful misconduct. The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby or termination of this Agreement for a period of one (1) year only.

Section 4.06 Indemnification of Subsequent Corporate Actions. The Buyer hereby represents and warrants that it will indemnify and hold harmless any officer, director, controlling shareholder, attorney, agent or representative of the Company and the Company Principal Shareholders, or any other person affiliated with the either or any of them, from any decisions or activities not involving the either or any of them, subsequent to the Closing Date of the transactions contemplated by this Agreement. Corporate actions taken by the Buyer following the transactions contemplated by this Agreement may include, but are not limited to:

(a) Issuing shares of Common or Preferred Stock which may constitute a majority of shares issued or any other securities issuance;

(b) Amending Articles of Incorporation to change the name of the Company or the Buyer, changing the capital structure of the Company or the Buyer, or any other amendment;

(c) Changing the stock quotation service, market or exchange on which the Company’s shares are quoted or listed;

(d) Changing status of the Company from a “shell company” to non-“shell company” status and filing such documents as necessary to achieve such purpose; and

(e) Any other matter occurring on or after the date of this Agreement not based upon any action, non-action or otherwise that occurred after the Closing Date of this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

The obligations of the Buyer under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Ownership of the Company Principal Shareholders. Prior to the Closing Date, the Company Principal Shareholders shall have demonstrated to the Buyer, with evidence reasonably satisfactory to the Buyer, that the Company Principal Shareholders are the owners of 200,100 shares of the outstanding securities of the Company and are the sole officers and directors of the Company.

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Section 5.02 Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Company and the Company Principal Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). The Company and the Company Principal Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. The Buyer shall be furnished with a certificate, signed by a duly authorized executive officer of the Company dated the Closing Date, to the foregoing effect.

Section 5.03 Officer’s Certificate. The Buyer shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of the Company to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of the Company, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Company’s Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties, business, or operations of the Company.

Section 5.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material change in the financial condition, business, or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by the Buyer in its reasonable discretion.

Section 5.05 Approval by the Company. The Acquisition shall have been approved by the Board of Directors of the Company, and the Anti-Dilution Shares (if and when applicable) and the Purchased Shares shall have been approved and authorized by the Board of Directors and issued and delivered in accordance with Section 3.01, as applicable.

Section 5.06 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.07 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Buyer and the Company after the Closing Date on the basis as presently operated shall have been obtained.

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Section 5.08 Assurances. Unless otherwise agreed by the Parties, prior to the Closing Date, the Company will:

(a) not create, allot, issue, acquire, repay or redeem any charter or loan capital or agree, arrange or undertake to do any of those things or acquire or agree to acquire, an interest in a corporate body or merge or consolidate with a corporate body or any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction;

(b) operate its business in the usual way so as to maintain that business as a going concern;

(c) not acquire or dispose of, or agree to acquire or dispose of, any revenues, assets, business or undertakings except in the usual course of its business or assume or incur, or agree to assume or incur, a liability, obligation or expense (actual or contingent) except in the usual course of its business;

(d) not declare, pay or make a dividend or distribution;

(e) not pass a shareholders’ resolution;

(f) not create, or agree to create or amend, an encumbrance over any licences, property or assets owned by it;

(g) not grant any options or other rights to subscribe for or acquire shares or other securities in their charter or loan capital;

(h) not act (or omit to act) in a manner which might cause or result in any licence, consent, or approval or concession held by it to be amended or revoked;

(i) not make any material change in the nature or organisation of its business;

(j) comply with all of its contractual, statutory and regulatory obligations;

(k) not enter into a long-term, onerous, unusual or material agreement, arrangement or obligation;

(l) not amend or terminate a material agreement, arrangement or obligation to which it is a party or terminate any contract or commitment which is not capable of being terminated without compensation or which is not in the ordinary course of business;

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(m) not enter into, amend or terminate a contract (including a series of related contracts) involving capital expenditure, except with the agreement of the Buyer;

(n) not compromise or settle litigation or arbitration proceedings or any action, demand or dispute or waive a right in relation to litigation or arbitration proceedings;

(o) not release, discharge or compound any liability or claim;

(p) conduct its business in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction; and

(q) co-operate with the Buyer to allow the Buyer and its agents access to, and to take copies of, the books and records of the Company, including, without limitation, the statutory books, minute books, leases, licences, contracts, details of receivables, intellectual property, supplier lists and customer lists in the possession or control of each of the Company Principal Shareholders or their agents and representatives.

Section 5.09 Management Resignations and Appointment of New Management. Michael C. Brown shall resign at the Closing Date from all positions held with the Company, David C. Merrell shall resign from all officer positions, and Messrs. Merrell and Brown shall appoint the following as executive officers and to the Board of Directors of the Company, who shall begin their terms immediately following the effective date of the resignations of the current officers and directors:

President, CEO, Secretary and Treasurer:	Abraham Cinta

Additional Member of Board of Directors:	Abraham Cinta

Section 5.10 Lock-Up of Company Principal Shareholders’ Shares. Until Market Maturity (as defined in Appendix I of this Agreement), all shares held by the Company Principal Shareholders shall be subject to a lock up agreement and may not be sold.

ARTICLE VI

MISCELLANEOUS

Section 6.01 No Bankruptcy and No Criminal Convictions. None of the Parties to this Agreement, or their officers, directors or affiliates, promoters, beneficial shareholders or control persons, nor any predecessor thereof have been subject to the following (unless otherwise disclosed in the Company Schedules or the Buyer Schedules):

(a) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer within the past ten (10) years;

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(b) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(d) Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal, provincial or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 6.02 Broker/Finder’s Fee. No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement other than fees payable to persons registered as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or persons who have introduced the Parties only and only to the extent outlined in the Company Schedules or the Buyer Schedules. The Buyer, the Company and the Company Principal Shareholders agree that, except as set forth herein and on Schedule 6.02 attached hereto, there were no brokers or finders involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Buyer, the Company and the Company Principal Shareholders, each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 6.03 Governing Law and Arbitration. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada without giving effect to principles of conflicts of law thereunder. All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All arbitrators shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an “expert” with respect to such subject matter. The governing law for the purposes of any arbitration arising hereunder shall be in Clark County, Nevada. The prevailing party shall be entitled to receive its reasonable attorney’s fees and all costs relating to the arbitration. Any award rendered by arbitration shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction.

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Section 6.04 Notices. Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

If to the Company, to:		E.R.C. Energy Recovery Corporation
	Attn:	David C. Merrell
	Address:	3884 E. North Little Cottonwood Rd
Salt Lake City, UT 84092
	Email:	dcm@xmission.com

If to the Company Principal Shareholders to:		David C. Merrell and Michael C. Brown
	Attn:	David C. Merrell
	Address:	3884 E. North Little Cottonwood Rd
Salt Lake City, UT 84092
	Email:	dcm@xmission.com
Mikebrown155@aol.com

If to the Buyer to:		Evotech Capital S.A.
Abraham Cinta
abraham.cinta@evotech.com

or at such other address or number as shall be designated by either of the Parties in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

Section 6.05 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

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Section 6.06 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others (which information shall include the existence of this Agreement and the transactions contemplated herein), except (i) to the extent such data or information is published, is a matter of public knowledge (through no fault or action of the Party holding such information on behalf of the other Party), or is required by a court of competent jurisdiction to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein. The Company and the Company Principal Shareholders further agree and consent to the disclosure by the Buyer of any material information regarding the Company and the Company Principal Shareholders which the Buyer or its counsel deems necessary for disclosure in the Company’s public filings in the SEC EDGAR database in connection with the Company’s current or periodic report filings, including information related to this Agreement. The Buyer shall not be required to obtain the prior consent of the Company Principal Shareholders to publicly disclose such information, though each shall have at least one (1) day to review such disclosure.

Section 6.07 Publicity. Prior to or after the Closing of the transaction contemplated herein, any announcement, or press or news release by the Company or its shareholders, employees, officers, directors, or agents shall be reviewed and approved by the Buyer prior to its release, subject to any requirements of law. The Company shall be allowed to make any announcements relating to this Agreement or the transactions contemplated herein, and shall be allowed to file this Agreement and any exhibits or related agreements as may be required pursuant to the Company’s public reporting obligations with the SEC, subject to prior approval by the Company Principal Shareholders, which approval shall not be unreasonably withheld. Prior to the Closing and prior to the Closing Date, the Company and the Company Principal Shareholders shall make no announcements relating to this Agreement, the Buyer or the transactions contemplated herein without the prior written consent of the Buyer, which approval will not be unreasonably withheld.

Section 6.08 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other Party’s Schedules delivered pursuant to this Agreement, and the Buyer is deemed to have knowledge of the information set forth in the Company’s EDGAR filings.

Section 6.09 Third Party Beneficiaries. This contract is strictly between the Buyer, the Company and the Company Principal Shareholders, and, except as specifically provided, no director, officer, shareholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 6.10 Expenses. The Buyer, the Company and the Company Principal Shareholders each hereto agree to pay their own costs and expenses incurred in negotiating this Agreement including legal, accounting and professional fees, incurred in connection with the Agreement or any of the other transactions contemplated hereby, and those costs and expenses incurred in consummating the transactions described herein.

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Section 6.11 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

Section 6.12 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date for a period of one (1) year.

Section 6.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 6.14 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

Section 6.15 Best Efforts. Subject to the terms and conditions herein provided, each Party shall use reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by each under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that each shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 6.16 Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if either Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

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Section 6.17 Construction. The Parties acknowledge that each of them has had the benefit of legal counsel of choice and has been afforded an opportunity to review this Agreement with such legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto. In this Agreement, the word “include”, “includes”, “including” and “such as” are to be construed as if they were immediately followed by the words, without limitation.

Section 6.18 Severability. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

Section 6.19 Headings; Gender. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

Section 6.19 Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

(Signature Page Follows)

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

COMPANY:	E.R.C. ENERGY RECOVERY CORPORATION

By:
	Title:	President and a Director
	Printed Name:	David C. Merrell

BUYER:	EVOTECH CAPITAL S.A.

By:
	Title:	Division Manager
	Printed Name:	Abraham Dominguez Cinta

COMPANY PRINCIPAL SHAREHOLDERS (solely in their capacity as officers and directors):

______________________________________

David C. Merrell, President

______________________________________

Michael C. Brown, Secretary

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APPENDIX I

The following compensation (the “Consideration”) shall be transmitted to the Company and the Company Principal Shareholders upon or after the Closing of this Agreement, as may be applicable, as described below:

To the Company:

•	Upon Closing $1,000 cash paid by the Buyer to the Company in exchange for 1,000,000 shares of common stock of the Company (the “Purchased Shares”) at a purchase price per share of $0.001.

•

Upon Closing, an additional $49,000 shall be loaned to the Company by the Buyer. It is understood by all Parties that such $50,000 shall be disbursed in accordance with Section 2.20 of this Agreement, in consideration of Releases in the Form of Appendix III

To the Company Principal Shareholders (Messrs. Merrell and Brown), in consideration for locking up their shares pursuant to Section 6.02; payment or compromise of any liabilities not resolved by payment from the $50,000 paid by the Buyer; and indemnification, as applicable to David C. Merrell, as detailed in Section 4.05 of this Agreement:

* An anti-dilution provision, whereby any share issuances which would render Company Principal Shareholders’ holdings to become less than 4.99% of total issued and outstanding shares of Common Stock, shall be automatically accompanied by an additional Anti-Dilution Shares issuance to each, which shall maintain the Company Principal Shareholders’ collective holdings to 4.99% of the outstanding Common Stock, to be divided pro rata, based upon the percentage of their respective pre-Closing Date holdings (David C. Merrell, approximately 91.654%, and Michael C. Brown, approximately .8345%. This provision shall automatically expire upon Market Maturity, defined as follows:

“Market Maturity” shall mean the earlier of: (i) the average daily trading volume of the Company’s Common Stock over any 30 day trading period reaches $80,000 (calculated by multiplying the daily volume by the closing last trade share price for that trading day); or (ii) aggregate revenue of the Company, beginning on the date of this Agreement, reaches $25 million, as reported on its published SEC periodic filings.

* A three-year warrant to purchase 13,682 shares of the Common Stock (or such number of shares as is equal to 1% of the fully-diluted total outstanding shares of Common Stock, calculated on July 1, 2014, whichever is greater), and subject to the same anti-dilution provision above, meaning that such warrant shall provide the right to acquire a number of shares of Common Stock equal to 1% of the outstanding Common Stock of the Company, until the Market Maturity. This warrant may be exercised by the Company Principal Shareholders if and only if such exercise does not result in the Company Principal Shareholders holding a combined total of more than 4.99% of the issued and outstanding shares of the common stock of the Company. The warrant will be issuable after July 1, 2014. The exercise price of the warrant will be $0.20 per share and shall have a “cashless exercise” feature.

The Company Principal Shareholders shall have the right to privately convey any of the Common Stock or warrants acquired, notwithstanding any Lock-Up Agreement, so long as the acquiree executes and delivers the Lock-Up Agreement to the Company.

All such Common Stock shall be deemed fully-paid by reason the value of the covenants and the terms and conditions of this Agreement.

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APPENDIX II

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APPENDIX III

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